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                                                                    EXHIBIT 3.36

                                    DELAWARE

                                -----------------
                                 THE FIRST STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "SCD SHARING PARTNERSHIP, L.P." AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE TWENTY-SEVENTH DAY OF JULY, A.D. 2000, AT 9 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP.

                                       /s/ Harriet Smith Windsor
                                       -------------------------------
                                       Harriet Smith Windsor, Secretary of State
3266360 8100H               [SEAL]     AUTHENTICATION: 3662023

050091360                              DATE: 02-03-05

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                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                          SCD SHARING PARTNERSHIP, L.P.

            The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, Title 6, Chapter 17 of the Code of the State of Delaware, does hereby certify as follows:

                                       I.

                                      NAME

            The name of the limited partnership is SCD SHARING PARTNERSHIP, L.P. (the "Partnership").

                                       II.

               ADDRESS OF REGISTERED OFFICE AND NAME OF REGISTERED
                          AGENT FOR SERVICE OF PROCESS

            The registered office of the Partnership in the State of Delaware is the Corporation Service Company, 1013 Centre Road, Wilmington, County of New Castle. The name of the registered agent of the Partnership for service of process in the State of Delaware is the Corporation Service Company.

                                      III.

                NAME AND BUSINESS ADDRESS OF THE GENERAL PARTNER

            The name and business address of the general partner of the Partnership are as follows:

         Name                                  Business Address

         WCAS VIII Associates LLC              c/o Jonathan M. Rather
                                               Welsh, Carson, Anderson, & Stowe
                                               320 Park Avenue
                                               Suite 2500
                                               New York, NY 10022-6815

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            IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Limited Partnership of SCD Sharing Partnership, L.P. as of the 26th day of July 2000.

                                                GENERAL PARTNER

                                                WCAS VIII ASSOCIATES LLC
                                                    a Delaware limited
                                                    liability company

                                                By /s/ Jonathan M. Rather
                                                   -----------------------------
                                                   Name: Jonathan M. Rather
                                                   Title: Authorized Person